Exhibit 4(a)

Form of Global Note with Optional Redemption Provisions

THIS NOTE IS A GLOBAL NOTE (“GLOBAL NOTE”) WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE FOR DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AMERICAN EXPRESS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(Form of Face of Note)

AMERICAN EXPRESS COMPANY

% Senior Note due

No.	($) (if not	CUSIP:
	in U.S. dollars specify currency)	ISIN:

AMERICAN EXPRESS COMPANY, a New York corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of          (Dollars) (if not in U.S. dollars, specify currency) on           , and to pay interest (computed on the basis of a 360-day year and of twelve 30-day months) thereon from          or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on          and          in each year, commencing           , and at maturity, at the rate per annum specified in the title of this Note, until the principal hereof is paid or made available for payment (and, in the case of a default in the payment of principal or interest, at the rate      % per annum on such overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on such overdue interest which shall accrue from the date of such default to the date payment of such principal or interest has been made or duly provided for). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on          or          , as the case may be, next preceding such Interest Payment Date. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or the Notes) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on           or          , as the case may be, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than ten (10) days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of          ,          , or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in                               , in such coin or currency of the (United States of America) (if foreign currency, insert relevant country) as at the time of payment is legal tender for payment of public and private debts (if composite currency insert “in units of (composite currency)”) (if for foreign currency or composite currency, insert the following language: “equal to the U.S. dollar equivalent thereof determined in such manner as described on the reverse hereof”) (if holder can elect foreign currency or composite currency, insert the following language: “( or, if the holder of the Note shall elect to be paid in the (relevant currency), as provided below, in (relevant currency)”); provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

          (If holder can elect foreign currency or composite currency, insert the following language: “The holder may elect to receive payment of the principal of or interest on this Note in (relevant currency) by filing a written request for such payment with the corporate trust office of the Trustee, prior to the relevant Record Date in the case of any payment of interest and at least fifteen (15) days prior to the due date in the case of payment of principal. The holder may elect to receive (relevant currency) for all principal and interest payments and need not file a separate election form for each payment. Such election shall remain in effect until changed by written notice to the Trustee prior to the Record Date in the case of payment of interest and at least fifteen (15) days prior to the due date in the case of payment of principal”) (if for composite currency, insert the following language: “If the (composite currency) ceases to be used both within the          monetary system and for the settlement of transactions by public institutions of or within the           communities, then with respect to each date for the payment of interest or principal of this Note occurring after the last date on which the (composite currency) was so used, the U.S. dollar shall be the currency of payment. The U.S. dollar amount to be paid by the Company to the Trustee and by the Trustee to the holder of this Note with respect to such payment date shall be the U.S. dollar equivalent of the (composite currency) as determined           prior to the payment date.”)

          Additional provisions of this Note are contained on the reverse hereof and such provisions shall have the same effect as though fully set forth in this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, AMERICAN EXPRESS COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:
AMERICAN EXPRESS COMPANY

By

President

Attest:

Secretary

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities described
in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
As Trustee

By

Authorized Signatory

(Form of Reverse of Global Note)

AMERICAN EXPRESS COMPANY

No.	% Senior Note due

          This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to ($) (if not in U.S. dollars, specify currency)          (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an indenture dated as of August 1, 2007, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, (as supplemented from time to time) (the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated          % Senior Notes due           (the “Notes”). Additional notes on the same terms and conditions and with the same CUSIP number as those of the Notes may be issued by the Company without the consent of the Holders of the Notes. Such further notes shall be consolidated and form a single series with the Notes.

          (Insert provisions regarding payment in other currency if series is not denominated in U.S. dollars.)

          (The Notes may not be redeemed prior to Stated Maturity.) (The Notes may not be redeemed at the option of the Company prior to          . On and after that date and prior to Stated Maturity the Company may, at its option, redeem the Notes, either as a whole or from time to time in part, at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the Redemption Date.)

          Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Securities Register, not less than 30 days nor more than 60 days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture.

          In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          (Insert any alternative redemption provisions.)

          (The Indenture contains provisions for defeasance and discharge (at the Company’s option) of (either) the entire principal of all the Securities of any series or of certain covenants in the indenture upon compliance by the Company with certain conditions set forth therein.)

          If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the City of          ,          , or, at the option of the Holder, at the office or agency of the Company to be maintained for that purpose in          , or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          (Transfer of this Note will automatically transfer the warrant to purchase debt securities attached hereto (until the Detachable Date as set forth in the warrant)).

          The Notes are issuable only in registered form without coupons in denominations of ($) (if not in U.S. dollars, specify currency)           and any multiple of ($) (if not in U.S. dollars, specify currency)          . As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this Note that are defined in the Indenture have the meanings set forth therein.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.